FOR IMMEDIATE RELEASE

     Investor Contacts:
     Richard T. Schumacher, President & CEO                                                                                                                                 Pressure BioSciences, Inc.
     Joseph L. Damasio, Jr., Vice President of Finance & Adm.                                                                                                                                  (508) 230-1828 (T)

           Pressure BioSciences, Inc. Reaches Agreement with Investors on
   Initial $600,000 Tranche of $1.2 Million Above-Market Private Placement;
 Proceeds to Support Continued Commercialization of PCT Product Platform

                   Company Also Reduces Size of Board of Directors from Eight to Five and Announces Change in Board Membership, Including the Appointment of
   Life Sciences Industry Veteran Vito Mangiardi and Wall Street Veteran Kevin Pollack

South Easton, MA, July 3, 2012 – Pressure BioSciences, Inc. (OTCQB: PBIO) (“PBI” or the “Company”) today announced that it has reached agreement with seventeen investors on an initial tranche of approximately $600,000 of a $1.2 million private placement. The transaction consists of the sale of approximately 120,000 units of a newly designated series of preferred stock and warrants to purchase Common Stock (“Series G”).  The investors in the initial tranche include all members of the Company’s new Board of Directors, all officers of the Company, all members of the prior Board of Directors, and several existing accredited investors in PBI.

The price per unit is $5.00.  Each unit consists of one share of Series G Preferred Stock (convertible into ten shares of Common Stock at a Common Stock equivalent price of $0.50 per share) and a Warrant to purchase five shares of restricted Common Stock.  The Warrants are exercisable for a period of three years, at an exercise price of $0.50 per share. Of the approximate $600,000 initial tranche, $485,000 was received in cash and $115,000 will be from the conversion of debt.

The initial tranche is expected to close by July 6, 2012. One or more additional tranches in the private placement are expected to close on or before August 31, 2012. Funds raised in the offering will be used primarily to support the Company’s pressure cycling technology (“PCT”) product line commercialization program, which the Company believes has been gaining momentum as the year has progressed.  Funds will also be used for general working capital purposes.

The Company also announced a reduction in the size of the Board of Directors from eight to five, and accepted the resignations of Dr. Calvin Saravis, Mr. Donald Payne, Mr. Alan Rosenson, Mr. Alan Goldberg, and Mr. Gregory Freitag.  Life sciences veteran Mr. Vito Mangiardi and Wall Street veteran Mr. Kevin Pollack were appointed to the Board to fill the open seats. The Company believes that a smaller Board, comprised of seasoned veterans from Wall Street and the life sciences field, will offer significant value to the Company’s commercialization program and its efforts to secure additional capital.

Richard T. Schumacher, President and CEO of PBI, said: “First I want to offer my appreciation to Cal, Don, Alan, Alan, and Greg for their years of service to our Company.  Their counsel and support has been very helpful as we developed our powerful PCT Platform and readied it for aggressive commercialization.  Second, I want to commend their unselfish action in stepping aside at this important time, to allow the Company to reduce its Board size to a more reasonable and manageable number.  This has allowed the Company the opportunity to appoint two new Board members of the caliber of Vito and Kevin, whose experience and expertise will be invaluable to us as we begin to accelerate and expand the commercialization of our enabling PCT Product Platform, and as we continue to work to secure the capital we need for sustained growth and future profitability.”

About Mr. Mangiardi

Mr. Vito Mangiardi is an accomplished senior executive with proven experience as a President, CEO and COO in the Life Sciences and Bio Energy product and service sectors. He is a strong P&L performer and corporate strategist in General Management, Operations, Sales/Marketing, and Science. Mr. Mangiardi has held positions as a Research Chemist for Bio-Rad Laboratories; Sales & Marketing Director for Baxter Travenol, Inc.; Executive VP and COO for Quintiles Transnational; President and CEO of Diagnostics Laboratories, Inc., Clingenix, Inc., and Bilcare, Inc.; and President of AAI Pharma, Inc.  More recently he was the COO/Deputy Director of Operations and Production at the University of California Lawrence Berkeley National Laboratory Joint Genome Institute. Mr. Mangiardi has experience with three start-ups, two midsize, and several mature companies, and has international experience leading and managing organizations on four continents. He has vast experience in leading alliances, acquisitions, due diligence, and post-acquisition assimilation. Mr. Mangiardi has been on the Board of Directors of three companies and has proven success in working with both national and international investment groups to raise funds.  Mr. Mangiardi earned a BS in Biology/Chemistry from Eastern Illinois University and two MBA degrees from Golden Gate University - in General Management and in Marketing.  Mr. Mangiardi is an inventor on four patents and is a member of numerous professional organizations.

About Mr. Pollack

Mr. Kevin Pollack is a Managing Director at Paragon Capital, a private investment firm focused primarily on investing in U.S.-listed companies. He also serves as President of Short Hills Capital LLC, where he provides a range of advisory services to investors, asset management firms, institutions, and companies. Prior to that, he worked as an investment banker at Banc of America Securities LLC, focusing on corporate finance, and on mergers and acquisitions. He started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney focusing on corporate finance, and on mergers and acquisitions. Mr. Pollack currently sits on the Board of Directors of Lightlake Therapeutics Inc., a developing biopharmaceutical company focused on building a platform of biopharmaceutical solutions to common addictions and related disorders, and on the Board of Directors of MagneGas Corporation, the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative. Mr. Pollack graduated magna cum laude from The Wharton School of the University of Pennsylvania and received a dual JD/MBA from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

About the Series G Private Placement

The units of Series G Preferred Stock and Warrants will be issued only to accredited investors in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D promulgated under the Securities Act.

This press release is not an offer to sell or a solicitation of offers to buy the units or shares of Series G Preferred Stock, shares of Common Stock, or Warrants. The units, shares of Series G Preferred Stock, shares of Common Stock, and Warrants have not been registered under the Securities Act and may not be sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (“PBI”) (OTCQX: PBIO) is focused on the development, marketing, and sale of proprietary laboratory instrumentation and associated consumables based on Pressure Cycling Technology (“PCT”). PCT is a patented, enabling technology platform with multiple applications in the estimated $6 billion life sciences sample preparation market. PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels to control bio-molecular interactions. PBI currently focuses its efforts on the development and sale of PCT-enhanced sample preparation systems (instruments and consumables) for mass spectrometry, biomarker discovery, bio-therapeutics characterization, vaccine development, soil and plant biology, forensics, histology, and counter-bioterror applications.

Forward Looking Statements

Statements contained in this press release regarding PBI's intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding the use of the proceeds of the Series G private placement for the continued support of the Company’s commercialization of its PCT platform, the value that the new members of the Board of Directors are expected to contribute to the Company, the expectation that the Company will close the first or any subsequent tranche of the private placement, the size of the sample preparation market, and the applications for, and the competitive advantages of, the PCT platform. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company's strategies that may adversely affect the Company's continued and expanded commercialization of its PCT-based product line; changes in customer’s needs and technological innovations; the Company’s sales force and distribution network may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods; and the Company may not be successful in raising additional capital necessary to fund the Company’s operations beyond August 2012. There can be no assurance that the Company will close the first or any subsequent tranche of the private placement.  Further, given the uncertainty in the capital markets and the current status of the Company’s product development and commercialization activities, there can be no assurance that the Company will secure the additional capital necessary to fund its operations beyond August 2012 on acceptable terms, if at all.  Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

               For more information about PBI and this press release, please click on the following link:
  http://www.pressurebiosciences.com